Release No. 1005-01      FOR IMMEDIATE RELEASE

October 26, 2005

RAYMOND JAMES FINANCIAL, INC.
REPORTS RECORD FOURTH QUARTER RESULTS

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. today reported a 46 percent increase in unaudited net income to a record $44,724,000, or $0.59 per diluted share, for the fourth quarter ended Sept. 30, 2005, on record net revenues of $563,561,000, compared to net income of $30,663,000, or $0.41 per diluted share, for fiscal 2004’s fourth quarter.
Unaudited net income for the 12 months of fiscal 2005 was reported at a record $151,046,000, up from 2004’s $127,575,000, while net revenues increased to a record $2,039,208,000 from $1,781,259,000 the previous year. Diluted earnings per share were $2.00 versus $1.72 for last year.
“Although we achieved record revenues and net income in the fourth quarter and the whole 2005 year, at this moment I’m happier to report that our headquarters has thus far survived a very active hurricane season for the second consecutive year,” stated Chairman and CEO Thomas A. James. “Unfortunately, a number of our offices in south Florida are still without power as a result of Wilma’s fury, just as a number of our offices in Louisiana, Mississippi and Texas suffered through Katrina’s and Rita’s earlier wrath. From a business perspective, hurricanes do impact business in the affected local areas but, more important, our associates have escaped serious damage.”
“Outstanding results in Investment Banking and net interest earnings, complemented by a solid performance by asset management and recent recruiting success in the Private Client Group, powered the results to new records in spite of the $6.5 million pretax charge necessitated by Delta’s bankruptcy filing, which rendered our 757 lease to them valueless.”

Release No. 1005-01      Raymond James Financial, Inc.

“Although the market remains volatile as it is buffeted by unfavorable inflationary influences and a probable pattern of future interest rate hikes, activity levels in all areas of our business remain vibrant,” James concluded.
The company will conduct its quarterly conference call October 27 at 4:15 p.m. EST. The telephone number is 800-773-5520. The call will also be available on demand on the company’s Web site, raymondjames.com, under “About Raymond James Financial,”“Financial Reports.”
Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have more than 4,800 financial advisors serving approximately 1.4 million accounts in 2,100 locations throughout the United States, Canada and overseas. In addition, total client assets are currently over $150 billion, of which approximately $27.5 billion are managed by the firm’s asset management subsidiaries.
To the extent that Raymond James makes or publishes forward-looking statements (regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2004 annual report on Form 10-K, which is available on raymondjames.com and sec.gov.

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Release No. 1005-01      Raymond James Financial, Inc.

	Raymond James Financial, Inc.
	Unaudited Report
	For the fourth quarter ended September 30, 2005
	(all data in thousands, except per share earnings)

	Fourth Quarter			Fiscal Year
	2005	2004	% Change	2005	2004	% Change

Gross revenues	$ 593,931	$ 462,209	28%	$2,156,997	$1,829,776	18%
Net revenues	563,561	446,713	26%	2,039,208	1,781,259	14%
Net income	44,724	30,663	46%	151,046	127,575	18%

Net income per share
Share - diluted	$ 0.59	$ 0.41	44%	$ 2.00	$ 1.72	16%
Average shares
outstanding - diluted	75,846	74,550		75,365	74,402

Balance Sheet Data
	September 2005	September 2004

Total assets	$ 8.35 bil.	$ 7.6 bil.
Shareholders' equity	$1,242 mil.	$1,065 mil.
Book value per share	$16.43	$14.42

	Management Data
	Quarter Ended			YTD
	September 2005	September 2004	June 2005	September 2005	September 2004

Total financial advisors*:
United States	4,591	4,525	4,537	4,591	4,525
Canada	295	274	282	295	274

# Lead managed/co-managed
Corporate Public offerings in U.S.	32	25	20	98	96
Corporate Public offerings in Canada	5	3	3	20	24
Financial assets under management	$ 27.5 bil.	$ 22.3 bil.	$ 26.2 bil.	$ 27.5 bil.	$ 22.3 bil.

*Prior quarters were restated to reflect a change in the definition of a producing financial advisor.

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Release No. 1005-01      Raymond James Financial, Inc.

	September	June	March	September
	2005	2005	2005	2004

Client Assets	$ 151 bil.	$ 142 bil.	$ 136 bil.	$ 124 bil.
Client Margin Balances	$1,230 mil.	$1,214 mil.	$1,190 mil.	$1,173 mil.
Client Trade Volume	2,278,000	1,884,000	1,993,000	1,680,000
# of Client Accounts	1,354,000	1,363,000	1,347,000	1,321,000

	Year Ended
	September 30,	September 24,
	2005	2004
	(000's)
Revenues:
Private Client Group	$ 1,397,578	$ 1,202,368
Capital Markets	448,975	400,787
Asset Management	171,916	148,160
RJBank	45,448	28,104
Other	93,080	50,357
Total	$ 2,156,997	$ 1,829,776

Pre-tax Income:
Private Client Group	$ 102,245	$ 107,122
Capital Markets	77,153	57,910
Asset Management	40,841	27,875
RJBank	14,204	8,824
Other	13,528	2,390
Total	$ 247,971	$ 204,121

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share earnings)
	Three Months Ended
	September 30,	September 24,	%	June 24%
	2005	2004	Change	2005	Change
Revenues:
Securities commissions and fees	$373,702	$308,314	21%	$349,364	7%
Investment banking	62,730	37,332	68%	30,544	105%
Investment advisory fees	42,196	34,513	22%	38,674	9%
Interest	67,400	38,763	74%	66,354	2%
Net trading profits	4,693	7,242	(35%)	2,722	72%
Financial service fees	21,349	19,305	11%	20,507	4%
Other	21,861	16,740	31%	18,197	20%

TOTAL REVENUES	593,931	462,209	28%	526,362	13%
Interest Expense	30,370	15,496	96%	32,818	(7%)
NET REVENUES	563,561	446,713	26%	493,544	14%

Non-Interest Expenses:
Compensation, commissions and benefits	389,342	311,427	25%	348,361	12%
Communications and information processing	24,675	21,211	16%	23,948	3%
Occupancy and equipment costs	18,378	15,904	16%	16,695	10%
Clearance and floor brokerage	6,049	5,308	14%	6,769	(11%)
Business development	20,500	17,769	15%	17,057	20%
Other	35,752	23,667	51%	29,750	20%

TOTAL NON-INTEREST EXPENSES	494,696	395,286	25%	442,580	12%

Income before provision for income taxes	68,865	51,427	34%	50,964	35%
Provision for income taxes	28,837	19,881	45%	19,094	51%

Minority Interest	(4,696)	883	(632%)	(512)	(817%)

Net Income	$ 44,724	$ 30,663	46%	$ 32,382	38%
Net Income per share basic	$ 0.60	$ 0.42		$ 0.44
Net Income per share diluted	$ 0.59	$0.41		$ 0.43
Weighted average common shares
outstanding-basic	73,945	73,756		73,663
Weighted average common and common
equivalent shares outstanding-diluted	75,846	74,550		75,588

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Year-to-Date
(in thousands, except per share earnings)
	Twelve Months Ended
	September 30,	September 24,	%
	2005	2004	Change
Revenues:
Securities commissions and fees	$ 1,421,908	$ 1,290,344	10%
Investment banking	150,166	106,350	41%
Investment advisory fees	157,428	134,447	17%
Interest	245,562	134,764	82%
Net trading profits	24,612	23,565	4%
Financial service fees	86,014	80,431	7%
Other	71,307	59,875	19%

TOTAL REVENUES	2,156,997	1,829,776	18%
Interest Expense	117,789	48,517	143%
NET REVENUES	2,039,208	1,781,259	14%

Non-Interest Expenses:
Compensation, commissions and benefits	1,429,104	1,273,420	12%
Communications and information processing	91,881	82,186	12%
Occupancy and equipment costs	66,948	61,339	9%
Clearance and floor brokerage	24,063	20,773	16%
Business development	67,802	59,963	13%
Other	113,957	77,347	47%

TOTAL NON-INTEREST EXPENSES	1,793,755	1,575,028	14%

Income before provision for income taxes	245,453	206,231	19%
Provision for income taxes	96,925	76,546	27%

Minority Interest	(2,518)	2,110	(219)%
Net Income	$ 151,046	$ 127,575	18%

Net Income per share basic	$ 2.06	$ 1.74
Net Income per share diluted	$ 2.00	$ 1.72
Weighted average common shares
outstanding-basic	73,478	73,395
Weighted average common and common
equivalent shares outstanding-diluted	75,365	74,402

For additional information, contact Michael White at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.htm.